Exhibit (28)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 11-K


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 (FEE REQUIRED)

                   For the fiscal year ended December 31, 1994

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

     For the transition period from              to
     Commission file number





                          EMPLOYEE STOCK PURCHASE PLAN
                               (Title of the Plan)




                          PORTLAND GENERAL CORPORATION

   (Name of the Issuer of the Securities and Employer Sponsoring the Plan)




                      121 SW Salmon Street
                        Portland OR 97204

           (Address of its Principal Executive Office)

                 EMPLOYEE STOCK PURCHASE PLAN OF
                  PORTLAND GENERAL CORPORATION


                Statements of Financial Condition

At December 31                                               1994       1993

Receivable from Portland General                           $11,852    $10,446

Participants' Equity                                       $11,852    $10,446


    Statements of Income and Changes in Participants' Equity

For the Years Ended December 31                   1994      1993       1992

Dividend Income                                $  5,981   $  5,243   $  8,465

Contributions from (Note 2):

     Participants                               231,575    229,940    273,142
     Portland General and Affiliates             26,154     25,659     31,796

Distributions to Participants:

     Cost of 14,582, 12,628, and 18,558 shares
     of common stock of Portland General
     issued to participants under the
     terms of the Plan (including
     $475, $2,326, and $1,592 in cash)         (262,304)  (257,904)  (318,561)

Change in Participants' Equity for the Year       1,406      2,938     (5,158)

Participants' Equity, at beginning of year       10,446      7,508     12,666

Participants' Equity, at end of year           $ 11,852   $ 10,446   $  7,508



     The accompanying notes are an integral part of these statements.

                         EMPLOYEE STOCK PURCHASE PLAN OF
                          PORTLAND GENERAL CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.

Portland General Corporation (Portland General) Employee Stock Purchase Plan
(Plan) was established to enable employees of Portland General and its affiliates to acquire an ownership interest in Portland General through purchase of its common stock. Portland General acts as custodian for each participant and pays all Plan expenses. Portland General affiliates in turn reimburse Portland General for costs incurred on behalf of their employees.
The Plan is not subject to income taxes. The Plan may be altered, amended, or discontinued at any time by Portland General; however, each participant has the rights of an owner of record in shares held by Portland General for the participant's account.

Participants' contributions are made through payroll deductions within certain limitations. The price of the common stock to a participant is 90% of a five-day average market price which is determined by dividing the sum of the closing prices of Portland General stock on the New York Stock Exchange on the last five business days ending on or before the 15th day of the month of the allocation, by five. Shares of common stock are purchased directly from Portland General. The amount of Portland General contributions and dividends received by the Plan are reported to participants on a current basis for income tax purposes.


NOTE 2.

                         PGE       PGC     PGH     PLC       CWL      Total

1994 Contributions
Employer              $ 26,127  $     -  $     -  $     -  $    27  $ 26,154
Participant            231,345        -        -        -      230   231,575

     Total            $257,472  $     -  $     -  $     -  $   257  $257,729


1993 Contributions
Employer              $ 25,587  $    44        -        -  $    28  $ 25,659
Participant            229,295      405        -        -      240   229,940

     Total            $254,882  $   449        -        -  $   268  $255,599

1992 Contributions
Employer              $ 31,109  $   619  $    32  $    27  $     9  $ 31,796
Participant            267,532    5,065      215      220      110   273,142

     Total            $298,641  $ 5,684  $   247  $   247  $   119  $304,938

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Portland General Corporation:

            We have audited the accompanying statements of financial condition of the Employee Stock Purchase Plan (Plan) of Portland General Corporation as of December 31, 1994 and 1993, and the related statements of income and changes in participants' equity for each of the three years in the period ended December
31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Employee Stock Purchase Plan of Portland General Corporation as of December 31, 1994 and 1993, and the income and changes in participants' equity for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



Portland, Oregon,
February 7, 1995                                           ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into Portland General Corporation's previously filed Registration Statement No. 33-27462 on Form S-8, Registration Statement No. 33-31441 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement No. 33-49811 on Form S-8, Registration Statement No. 33-50637 on Form S-3 and Registration Statement
No. 33-55321 on Form S-3.



Portland, Oregon,
February 7, 1995                                           ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Portland General Corporation:

            We have audited the accompanying statements of financial condition of the Employee Stock Purchase Plan (Plan) of Portland General Corporation as of December 31, 1994 and 1993, and the related statements of income and changes in participants' equity for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Employee Stock Purchase Plan of Portland General Corporation as of December 31, 1994 and 1993, and the income and changes in participants' equity for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



Portland, Oregon,
February 7, 1995



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into Portland General Corporation's previously filed Registration Statement No. 33-27462 on Form S-8, Registration Statement No. 33-31441 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement No. 33-49811 on Form S-8, Registration Statement No. 33-50637 on Form S-3 and Registration Statement
No. 33-55321 on Form S-3.



Portland, Oregon,
February 7, 1995